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                                                                     Exhibit 5.1

                          GARDNER CARTON & DOUGLAS LLP
                         191 N. WACKER DRIVE, SUITE 3700
                          CHICAGO, ILLINOIS 60606-1698


                                October 27, 2003


Andrew Corporation
10500 West 153rd Street
Orland Park, Illinois 60462

     Re:  Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Andrew Corporation, a Delaware corporation (the "Company"), in connection with the proposed sale by certain securityholders of the Company referred to in the prospectus (the "Prospectus") forming a part of the Registration Statement filed on the date hereof with the Securities and Exchange Commission (the "Commission") on Form S-3 (the "Registration Statement") of up to (i) $240,000,000 aggregate principal amount of the Company's 3-1/4% Convertible Subordinated Notes due 2013 (the "Notes"), and (ii) subject to adjustment as provided in the Indenture (as defined herein), 17,531,568 shares of Common Stock, $0.01 par value per share, of the Company into which the Notes may be converted (the "Shares"). The Notes and Shares are collectively referred to herein as the "Securities."

     The Notes were issued pursuant to an Indenture dated as of August 8, 2003 (the "Indenture") between the Company and BNY Midwest Trust Company, as trustee. The Notes were issued and sold on August 8, 2003 and August 18, 2003 to Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse First Boston LLC and U.S. Bancorp Piper Jaffray Inc., as initial purchasers (the "Initial Purchasers"), without registration under the Act, and were offered and sold by the Initial Purchasers to "qualified institutional buyers" as defined in and in reliance on Rule 144A under the Securities Act of 1933, as amended.

     In connection with the foregoing, we have examined the Registration Statement, the Prospectus, the Indenture and the form of Notes attached as exhibits to the Indenture, and the Purchase Agreement dated August 5, 2003 among the Company and the Initial Purchasers with respect to the issuance and sale by the Company and the purchase by the Initial Purchasers of the Notes. We also have examined originals or copies, certified or otherwise identified to our

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Andrew Corporation
October 27, 2003
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satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

     Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after (a) the Commission shall have entered an appropriate order declaring effective the Registration Statement, as amended, and (b) the Securities have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws, we are of the opinion that (i) the Shares have been duly authorized and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and (ii) the Notes have been duly authorized and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

     We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                            Very truly yours,


                                            /s/ GARDNER CARTON & DOUGLAS LLP